AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT, effective as of July 29, 2024, to the Amended and Restated Custody Agreement, dated as of May 20, 2013, as amended (the “Agreement”), is entered into by and between KORNITZER CAPITAL MANAGEMENT, INC. (the “Advisor”), BUFFALO FUNDS, a Delaware statutory trust (the “Trust”) and its series, as listed on Exhibit C, as the parties may amend, (collectively, the “Buffalo Funds” or the “Funds” and each, individually, a “Fund”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (“Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit C of the Agreement to update Fund names; and

WHEREAS, Section 14.4 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Effective July 29, 2024 Exhibit C is hereby superseded and replaced with the Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

Signatures on Following Page

KORNITZER CAPITAL MANAGEMENT, INC.	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Laura Symon Browne	By: /s/ Greg Farley

Printed Name: Laura Symon Browne	Printed Name: Greg Farley

Title: Executive Vice President	Title: SVP

Date: 7/26/2024	Date: 7/26/2024

BUFFALO FUNDS

By: /s/ Laura Symon Browne

Printed Name: Laura Symon Browne

Title: President, Buffalo Funds

Date: 7/29/2024

EXHIBIT C

Name

Name of Fund/Series of Trust	Date Added
Buffalo Flexible Allocation Fund	July 29, 2008
Buffalo Growth Fund	July 29, 2008
Buffalo High Yield Fund	July 29, 2008
Buffalo International Fund	September 28, 2007
Buffalo Blue Chip Growth Fund	July 29, 2008
Buffalo Mid Cap Growth Fund	April 25, 2003
Buffalo Early Stage Growth Fund	May 21, 2004
Buffalo Mid Cap Discovery Fund	April 25, 2003
Buffalo Small Cap Growth Fund	August 19, 2008
Buffalo Growth & Income Fund	November 16, 2012

U.S. Bank National Association. Domestic Custody Fee Schedule

Fees for Custodian Services are to be paid by U.S. Bancorp Fund Services, LLC (“USBFS”) pursuant to Exhibit G of the Master Services Agreement, dated April 25, 2003, as amended, by and between USBFS and Kornitzer Capital Management, Inc. Exhibit G of that Agreement is hereby incorporated by reference.

3